UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2009

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	30-0429020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA 18914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement, Option and Bill of Sale; Amendment No. 2 to iLabor Agreement with Staffchex.

As previously disclosed in the filings of ClearPoint Business Resources, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”), on February 28, 2008, ClearPoint Resources, Inc., the Company’s wholly-owned subsidiary (“CPR”) entered into a Purchase Agreement (the “Purchase Agreement”) with Staffchex, Inc.  Under the Purchase Agreement, Staffchex, Inc. assumed certain liabilities of CPR and acquired from CPR all of the Customer Account Property, as defined in the Purchase Agreement, related to the temporary staffing services previously serviced, in part, by a former franchisee of the Company.  In consideration for the Customer Account Property acquired from CPR, Staffchex, Inc. issued to CPR 15,444 shares of common stock of Staffchex, Inc. (“Staffchex Stock”), and CPR was entitled to receive an additional 15,568 shares of Staffchex Stock, pursuant to the earnout provisions set forth in the Purchase Agreement, which were not issued.

In addition, on February 28, 2008, CPR entered into an iLabor Network Supplier Agreement (as amended, the “iLabor Agreement”) with Staffchex, Inc. and Staffchex Servicing, LLC (collectively, “Staffchex”) whereby Staffchex agreed to process its temporary labor requests through the Company’s iLabor Network and to pay to CPR royalty payments (the “Royalties”) as a percentage of Staffchex’s weekly collections from its total billings for temporary staffing services provided to the Company’s clients through the iLabor Network or otherwise.  Prior to November 1, 2009, for weekly collections of less than $1.4 million, the Royalty was 1.25% and for weekly collections of more than $1.4 million, the Royalty was 2%.  As of November 18, 2009, Staffchex was delinquent on Royalty payments due to CPR in the amount of $56,115.

On November 18, 2009, Staffchex transferred certain contracts (the “Transferred Accounts”) to CPR pursuant to a certain Assignment and Assumption Agreement, Option and Bill of Sale dated November 18, 2009 (the “Assignment Agreement”).  Pursuant to the Assignment Agreement, CPR assumed the obligations under the Transferred Accounts, with certain exceptions, including, but not limited to, obligations relating to certain tax liabilities, payment obligations of Staffchex arising prior to November 18, 2009, liabilities related to claims arising out of events or conditions or actual or alleged violations of law occurring prior to November 18, 2009 and any liability of Staffchex based on its acts or omissions after November 18, 2009.  In consideration for the assignment of the Transferred Accounts, CPR (1) assigned its right, title and interest to 12,405 shares of Staffchex Stock to Staffchex and Staffchex agreed to reissue 18,607 shares of Staffchex Stock to CPR (the “Reissued Shares”) and (2) granted Staffchex an option to purchase the Reissued Shares for a purchase price of $250,000 at any time prior to the earlier of (i) November 18, 2011 or (ii) the date on which CPR assigns and delivers such Reissued Shares to Staffchex in accordance with the “success fee” described below.

In addition, CPR agreed to amend the iLabor Agreement to reduce the Royalties.  On November 18, 2009, CPR and Staffchex entered into Amendment No. 2 to the iLabor Agreement (“Amendment No. 2”) in order to provide for payment of past-due amounts owed by Staffchex under the iLabor Agreement and to restate the payment terms thereunder effective as of November 1, 2009 (the “Effective Date”).

Amendment No. 2 provides that during the first full week after the transfer of the Transferred Accounts, such accounts are expected to meet or exceed minimum billings of $96,153 per week (the “Guaranteed Billings”).  In the event the Transferred Accounts do not meet the Guaranteed Billings in a given week, Staffchex will transfer such additional contracts whose billings, when added to those of the Transferred Accounts, will satisfy the Guaranteed Billings.  CPR may, in its reasonable discretion, accept or reject the Transferred Accounts.

In addition, pursuant to Amendment No. 2, as of the Effective Date and through January 31, 2010, the Royalties shall equal 0.75%, provided that such amount shall be payable in two portions: (i) 0.25%, to the extent not already paid by Staffchex, shall be payable weekly from the Effective Date through January 31, 2010 and (ii) the balance of 0.50% (the “Deferred Amount”) will be deferred and paid with Past-Due Royalties (as defined below).  Royalties owed for the period of September 28, 2009 through the Effective Date shall equal 1.25% and will be paid in weekly installments beginning March 1, 2010 through May 31, 2010, in addition to any other amounts owed pursuant to Amendment No. 2.

It is expected that for the six month period of February 1, 2010 through July 31, 2010, the average monthly billings of the Transferred Accounts will meet or exceed a minimum of $625,000 per month.  If such monthly billings do not meet this minimum amount, then 5% of the shortfall will be due and payable in equal installments over the 16-week period beginning September 1, 2010.

Upon the date on which billings from the Transferred Accounts meet or exceed a total of $307,682 per week for six consecutive weeks, CPR will pay a “success fee” in the form of an immediate transfer and assignment of Reissued Shares to Staffchex and the iLabor Agreement will automatically terminate and be of no further force and effect, provided, however, that provisions relating to the payment of amounts deferred or past-due which are otherwise payable shall survive such termination.

In addition, pursuant to Amendment No. 2, Staffchex agreed to continue making scheduled weekly payments of $4,096 until June 1, 2011, and 52 weekly payments of $3,105 thereafter, for past-due Royalties owed through February 28, 2009 (the “Past-Due Royalties”), commencing on June 1, 2011.  The failure of Staffchex to make payments due pursuant to the iLabor Agreement constitutes a material breach.  In the event of nonpayment, Staffchex will have a 10-day cure period to make any delinquent payments.  If such payments remain outstanding following the cure period, the Royalties shall revert to 1.25% and Staffchex agreed to direct its affiliated receivables factoring company to make the required payment to CPR.

Settlement Agreement with XRoads Solutions Group, LLC

As previously disclosed in the Company’s filings with the SEC, on January 13, 2009, the Company entered into an agreement (the “XRoads Agreement”) with XRoads Solutions Group, LLC (“XRoads”).  Such agreement was terminated effective August 7, 2009.  As of the date of filing this report, the Company accrued an aggregate of $37,500 in fees related to services provided by XRoads pursuant to the XRoads Agreement.  On November 18, 2009, the Company and XRoads entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) relating to the payment of amounts due under the XRoads Agreement.

Pursuant to the Settlement Agreement, the Company agreed to pay XRoads, in full and complete satisfaction and settlement of all obligations under the XRoads Agreement, the sum of $40,000, which will be paid to XRoads in six weekly installments beginning December 4, 2009 and ending January 8, 2010.  In consideration for the payment of such amounts, the Company and XRoads agreed to release each other from all claims related to the XRoads Agreement prior to the date XRoads receives all of such payments.  In the event the Company defaults in its payment obligations pursuant to the Settlement Agreement, XRoads shall be entitled to recover all damages underlying any claim under the XRoads Agreement and recover its attorneys’ fees incurred in the enforcement of the Settlement Agreement.

The Assignment Agreement, Amendment No. 2 and the Settlement Agreement (collectively, the “Agreements”) also include various other provisions customary for transactions of this nature.  The foregoing is a summary of certain material provisions of the Agreements.  This summary is not intended to be complete and is qualified in its entirety by reference to the Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, Option and Bill of Sale dated November 18, 2009 by and between ClearPoint Resources, Inc. and Staffchex, Inc.

10.2	Amendment No. 2 to the iLabor Network Supplier Agreement dated November 18, 2009 between ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, Inc.

10.3	Settlement Agreement and Mutual Release dated as of November 18, 2009 by and between ClearPoint Business Resources, Inc., ClearPoint Resources, Inc. and XRoads Solutions Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	Chief Executive Officer

Date:  November 24, 2009

Exhibit Index

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, Option and Bill of Sale dated November 18, 2009 by and between ClearPoint Resources, Inc. and Staffchex, Inc.

10.2	Amendment No. 2 to the iLabor Network Supplier Agreement dated November 18, 2009 between ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, Inc.

10.3	Settlement Agreement and Mutual Release dated as of November 18, 2009 by and between ClearPoint Business Resources, Inc., ClearPoint Resources, Inc. and XRoads Solutions Group, LLC.